MASTER AGREEMENT FOR INTERNATIONAL DISTRIBUTION

                                     BETWEEN

                           EDUCATIONAL TESTING SERVICE

                                       AND

                          SYLVAN LEARNING SYSTEMS, INC.

                       FOR COMPUTER-BASED TESTING SERVICES

            OUTSIDE THE UNITED STATES, CANADA AND THEIR TERRITORIES


         THIS AGREEMENT, effective as of April 1, 1994, by and between EDUCATIONAL TESTING SERVICE (ETS) , a nonprofit, nonstock corporation, organized and existing under the Education Law of the State of New York, with principal offices at Princeton, New Jersey 08541, and SYLVAN LEARNING SYSTEMS, INC. (Sylvan), a Maryland business corporation, with its headquarters at 9135 Guilford Road, Columbia, Maryland 21046.

                                   WITNESSETH:

         WHEREAS, ETS has developed, and is continuing to develop, computer-based versions of various tests and exams which are designed to be administered on local area network-based personal computers;

         WHEREAS, ETS has also developed a proprietary ETS Computer-Based Testing System, a set of computer software that permits the administration of computer-based versions of tests on local area network-based PCs;

         WHEREAS, under the terms of an agreement effective as of September 1, 1993, between ETS and SYLVAN, Sylvan has been Providing computer-based test administration and related services for various ETS testing, programs, utilizing Sylvan's network of Sylvan Technology centers in the United States, Canada and their territories; and

         WHEREAS, ETS and SYLVAN wish to establish a long-term contractual basis for creating a network of test centers capable of providing secure computer- based test administrations outside the United States, Canada and their territories, in countries to be designated by ETS;

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE


*Portions of this exhibit has been omitted based upon a request for confidential treatment.

     NOW, THEREFORE, ETS and Sylvan agree to the following:

       1.0 GENERAL:

           The objective of this Agreement is to serve as a master agreement for the establishment by Sylvan of a network of secure testing centers outside of the United States, Canada and their territories in countries to be designated by ETS, which will provide the highest quality testing and related services which are both easily accessible to and economical for the Examinees to utilize.

           The Sylvan services to be provided under this Agreement will normally include but are not necessarily limited to: establishment of a network of testing centers in locations selected by ETS in various countries outside the United States, Canada, and their territories, throughout the world, scheduling of tests, registration of examinees, receipt of payments, computer-based test administration, and local score reporting.

           ETS services to Sylvan may include but are not necessarily limited to: test development, conversion of paper-based tests into computer-based tests, licensing of certain ETS developed software systems and loaning to Sylvan certain software and ETS owned equipment.

           To accomplish this objective, Sylvan will form a wholly-owned subsidiary or subsidiaries, will provide the subsidiary(s) with sufficient capital to establish and operate the international network of test centers and will provide the subsidiary(s), at Sylvan's actual cost, various administrative services necessary to establish and operate this network. ETS will not bear any of the direct costs associated with the establishment of this network. The parties agree that due to the dynamic nature of technology-based testing, it may be necessary from time to time to update and revise this Agreement.

           ETS and Sylvan shall cooperate in the development and implementation of plans for the warehousing, distribution, installation, and operation of accommodative equipment and software at the testing centers, and to accommodate examinees with disabilities who need special testing. Therefore in keeping with this spirit and intent, Sylvan shall use its best efforts to see that examinees with disabilities in any country covered by this Agreement, will be tested in testing centers that conform as closely as is possible to the United States Americans With Disabilities Act's requirements.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

           The parties recognize that close cooperation between them will be critical to the successful establishment of an international network of testing centers in accordance with the standards required by ETS for test administration. Accordingly, the parties agree to establish the Strategic Development Committee and to use their best efforts to accomplish the objectives of this Agreement and to meet the deadlines contained in the schedules that will be developed and agreed to hereunder, from time to time.

           The parties acknowledge that due to existing contractual agreements between ETS and its foreign agents who administer ETS paper and pencil tests in the countries covered by this Agreement, it may be necessary to phase-in the computer-based versions of these ETS tests on a country-by-country and/or test-by-test basis, as these individual existing contractual agreements expire, or are amended.

       2.0 DEFINITIONS:

           For purposes of this Agreement, the following terms shall have the meaning indicated below:

           2.1 Certain Portions of the ETS Computer-Based Testing System:

           The object code (but not the source code) for the following sub-systems of the ETS proprietary open system architecture computer-based testing system: the Test Delivery Application System, the Test Administrative System, and the Network Management Control System. Among other things, the open systems architecture permits the administration of computer-based versions of tests on local area network based personal computers.

           2.2 Technologies and Materials:

                     2.2.1             ETS owned Technologies and Materials:

                                       *

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

*Text omitted based upon request for confidential treatment.

                                       System Functions, which include all of
                                       the following:

                                            *

                                       Administrative Functions, which include
                                       all of the following:

                                            *

                                       Station Service Functions, which include all of the following:

                                            *

                                       All OSA Test Delivery software and
                                       Program Specific Software and Data.

                    2.2.2    Sylvan Owned Technologies and Materials:

                                       *

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

*Text omitted based upon request for confidential treatment.

                                       System Functions, which include all of
                                       the following:

                                            *

                                       Administrative Functions, which include
                                       all of the following:

                                            *

                                       Station Service Functions, which include all of the following:

                                            *

                                       All Sylvan Test Delivery software and
                                       Program Specific data.

          2.3      ETS Proprietary and Confidential Information:

                   All of, but not limited to, the following:

                   Certain Portions of the ETS Computer-Based Testing System for test administration and delivery, the test databases and scripts and all individual test questions, all data collected from Examinees, all Examinee test scores and the identities of the Examinees, the Manual, internal ETS procedures for the secure administration of computer-based tests and any other information identified by ETS to Sylvan as confidential.

           2.4      ETS Scheduling Algorithm:

                   An ETS proprietary scheduling algorithm which maximizes scheduling at Test Centers by estimating work station availability based on a variety of parameters.

           2.5      ETS Client:

                   Any third party or entity for whom ETS provides tests, such as but not limited to:

                   2.5.1 APICS:

                             The computer-based versions of the American
                             Production and Inventory Control Society test.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

*Text omitted based upon request for confidential treatment.

                 2.5.2 GRE(R):

                     The computer-based versions of the Graduate Record Examinations.

                 2.5.3 TOEFL(R):

                     The computer-based versions of the Test of English as a Foreign Language.

         2.6     ETS Tests:

                 All computer-based versions of a test (including reviews by Examinees of their previously taken tests), which Sylvan is authorized by ETS to deliver or administer on behalf of ETS at a Test Center under this Agreement, including but not limited to the GRE, TOEFL and APICS computer-based tests.

         2.7     Non-ETS Tests

                  All computer-based versions of tests that Sylvan delivers or administers other than ETS Tests.

         2.8     Examinee:

                 Any individual who receives or takes any test or is scheduled to take an ETS Test at a Test Center, or who reviews his or her previously taken ETS Test, if such review is permitted by ETS.

          2.9    Strategic Development Committee:

                 The committee established pursuant to Section 4 of this Agreement.

          2.10   LAN:

                 A local area network made up of PCs.

          2.11   Manual:

                 The most current ETS approved version of the ETS Computer-Based Test Center Administrator's Manual, based on the recommendations from the Strategic Development Committee from time to time as necessary for use in Test Centers located outside the United States, Canada and their territories.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         2.12    Master Agreement for U.S.-Canada Distribution

                 The Agreement entered into by and between ETS and Sylvan effective as of September 1, 1993, as subsequently amended, providing for Sylvan's administration of various ETS testing programs utilizing Sylvan's network of Sylvan Technology Center in the United States, Canada, and their territories.

         2.13    Permitted Costs: The costs defined in Section 7.4.

         2.14    PCs:

                 Personal computer(s).

         2.15    Sylvan:

                 The parent organization, any controlled subsidiary, affiliated organization, successor organization, or assignee, in whole or in part.

         2.16    Sylvan Registration Center ("SRC"):

                 The centralized reservation processing system operated and staffed by Sylvan for scheduling prospective Examinees and the collection, maintenance and storage of all confidential relevant data regarding the delivery of services as directed by ETS under this Agreement.

         2.17    Test Center:

                 A Sylvan designated testing facility approved by ETS, located outside the United States, Canada or their territories, operated by Sylvan and used for ETS Tests.

         2.18    Test Hour

                 Each hour scheduled for administering a test at a Test Center. The Strategic Development Committee shall determine standard Test Hours for all ETS Tests. The standard Test Hours for all Non-ETS Tests administered by Sylvan shall be determined by the particular non-ETS client and reviewed by the Strategic Development Committee.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

    3.0  TERM AND RENEWAL:

         Unless earlier terminated as provided for herein, this Agreement shall commence on the effective date and shall expire on December 31, 2003. This Agreement will renew automatically for an unlimited number of consecutive, additional three (3) year renewal periods on the first day of January of 2004 (and on the anniversary of said date every three years thereafter), unless either ETS or Sylvan provides notice at least two (2) years before the expiration date of the initial or renewal term that this Agreement will not be renewed.

         Notwithstanding the above, in the event that the Master Agreement for U.S.-Canada Distribution is either terminated or not renewed, ETS at its sole option may terminate this Agreement at any time following such termination or non-renewal and prior to December 31, 2003, upon providing 30 days written notice to Sylvan.

    4.0  THE STRATEGIC DEVELOPMENT COMMITTEE

         4.1 As soon as practical, the parties shall establish the Strategic Development Committee, consisting of representatives of each of ETS and Sylvan. The principal role of Sylvan's representatives on the Strategic Development Committee is to advise ETS in determining and revising from time to time the proposed specifics of the network of Test Centers to be established and operated by Sylvan. ETS and Sylvan shall each appoint their own representatives to the Committee and from time to time may appoint replacements or additional representatives; provided that at all times, a majority of the members of the Strategic Development Committee shall be representatives of ETS. Each representative shall be a full-time employee of the party appointing that representative.

         4.2 In accordance with ETS's directives, the Strategic Development Committee shall be responsible for establishing and revising from time to time as necessary the specifics of the international network of Test Centers to be created under this Agreement, including without limitation such matters as:

                 a. countries and cities where Test Centers will be located, Test Center facilities requirements, and approval criteria for Test Centers operated by subcontractors or agents to Sylvan;

                                     ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 b.       days and hours of operation of individual Test
                          Centers;

                 C. whether an individual Test Center will be permanent or temporary, the size thereof and the number of testing terminals therein;

                 d. whether to provide for local registration of Examinees;

                 e. whether to establish one or more centralized registration centers (similar to the SRC) , whether to use a toll-free telephone registration methodology;

                 f. the transmission of: data, Examinee fees, and forms back to ETS;

                 g. which tests will be offered at individual Test Centers and the expected volumes of those tests to be administered at those Test Centers; and

                 h. operating procedures for the Test Centers and ETS approved revisions to the Manual as necessary for use in Test Centers located outside the United States, Canada and their territories.

         4.3 The Strategic Development Committee shall prepare a written report no less frequently than annually describing the specifics of the international network of Test Centers and recommending objectives for the establishment and operation of such network. The first such report shall cover specifics for the calendar years 1994, 1995 and 1996. The written report shall also specify how the objectives are to be accomplished. ETS has the discretion to either accept the report as submitted by the Strategic Development Committee or make changes as it deems appropriate.

                 It is intended that the Strategic Development Committee will prepare this written report at least annually, so that there will always be a written report covering the next calendar year plus the two subsequent years. As an example, the second written report would cover the calendar years of 1995, 1996 and 1997.

                 All cost estimates shall be constructed based upon generally accepted accounting principles. Planned expenditures for capital equipment shall be capitalized using mutually agreed upon depreciation methods and schedules.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         4.4 After ETS has approved the written report describing the specifics of the international network of Test Centers and each time thereafter that there is an ETS approved revision of such report, Sylvan shall prepare an estimate of the cost of implementing the matters described in such initial report or revision. This estimate shall present costs in as much detail as possible. Each such cost estimate shall be submitted to the Strategic Development Committee which shall review the same (utilizing outside consultants if necessary) in order to verify to the extent possible the legitimacy of such cost estimate. Once the Strategic Development Committee has so verified such cost estimate, the cost estimate shall be submitted to ETS. ETS then may authorize Sylvan to commence implementation of the matters to which such cost estimate relates. If ETS instead determines that the cost of implementation is not appropriate, given ETS's objectives, it may revise the previously approved report to which the cost estimate relates, and Sylvan then shall revise its cost estimate as appropriate for such revisions made by ETS and shall submit such revised cost estimate to ETS for its approval. Notwithstanding the above, in the event that ETS is able to obtain a particular requirement at a cost lower than that estimated by Sylvan, ETS shall provide Sylvan the opportunity to match that lower cost. If Sylvan does not do so, ETS reserves the right to contract with a third party(s) to provide that particular requirement and Sylvan agrees to work with any such third party selected by ETS.

         4.5 Once final approval by ETS of a cost estimate has been obtained, Sylvan shall proceed to implement matters covered by such estimate. Sylvan shall provide ETS with a report of expenses to date no less than once each quarter.

                 If at any time Sylvan has reason to believe that the funds remaining in the ETS approved cost estimate are not sufficient to allow Sylvan to complete the remaining work based upon the ETS approved objectives, Sylvan shall immediately inform ETS in writing and provide ETS with a revised cost estimate containing Sylvan's estimate of the cost to complete the remaining work.

                 Sylvan shall not expend funds in excess of the ETS approved cost estimate for such matters without the prior approval of ETS, and until such approval is obtained, Sylvan may suspend implementation, and such

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
                 suspension shall not constitute a default of its obligations under this Agreement.

         4.6 The parties recognize that the key to the success of the establishment of the network of international Test Centers is cooperation at the Strategic Development Committee level, the ETS approval level, and the Sylvan cost estimation and implementation level. The parties, therefore, shall seek ways to minimize the formality of the processes described above in this Section 4 and to work together in good faith to identify problems and to solve them as expeditiously as possible so that the network of international Test Centers can be established as quickly as possible and operate in an efficient and effective manner. Sylvan or the Strategic Development Committee may recommend deviations and exceptions from the requirements of this Agreement and the Manual where appropriate or justified to achieve the aforesaid objectives, which deviations and exceptions ETS may or may not approve and allow on a case-by-case basis.

   5.0   SYLVAN'S RESPONSIBILITIES

         5.1     Sylvan Facilities.

                 At each Test Center, Sylvan will provide a testing room convenient for access by the Examinees and suitable for secure testing purposes, meeting the specifications established from time to time by the Strategic Development Committee and approved by ETS, and will appropriately equip the room with Sylvan equipment and software (and install and maintain software provided by ETS).

                 The parties acknowledge that Test Centers may be located within facilities operated by third parties (such as Novell) that provide computer-based training and/or testing and certification. Notwithstanding the above, Sylvan shall be responsible to ETS for the operation of each Test Center, regardless of who operates the Test Center. Whenever a Test Center is to be operated by a subcontractor or agent of Sylvan, the contract governing such operation shall incorporate and apply the principal clauses contained in this Agreement where applicable, and shall be subject to ETS's review and approval.

                 Where permitted by Sylvan's SMARTS(R) client (which permission Sylvan shall use its reasonable best efforts to obtain), Sylvan shall allow Examinees access to its

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 International Smarts Centers and the associated technological infrastructure.

         5.2     Sylvan Equipment and Software

                 Sylvan agrees to assume responsibility for obtaining and paying for PCs and software licenses (including but not limited to MS Windows and Novell Operating System) and for maintenance of such PCs and software in good working order for the duration of this Agreement, and to assume the risk of loss for such PCs and software, except where ETS has waived the requirement that Sylvan obtain insurance covering the PCs and software and has approved the quantity and cost of the PCs and software to be installed, in which event, ETS shall be responsible for one-third of the cost resulting from such loss. PCs and software will remain the property of Sylvan or its lessor(s) and licensor(s) .

                 Excent where deviations are permitted by ETS, all Test Center LAN systems shall be consistent and in compliance with the specifications recommended from time to time by the Strategic Development Committee and approved by ETS.

                 Except for maintenance, repairs and corrections for software defects, Sylvan will notify ETS at least thirty (30) days in advance of any proposed changes, additions, or deletions to Sylvan equipment and software, and Sylvan will obtain ETS's approval before implementing any such changes, additions, or deletions, to Sylvan Equipment and Software. Such approval shall not be unreasonably withheld.

                 Sylvan agrees to operate an ETS owned software security mechanism (which is a part of the Test Administration System/Kernel and the Test Delivery Application System) which will be used to monitor and maintain the security of all ETS Tests, test items and the ETS Application System software installed on Sylvan's LAN-based PCs. ETS reserves the right to review and approve the software security mechanism to be used by Sylvan at any time.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         5.3     Test Center Certification

                 Sylvan agrees that each new and/or relocated Test Center will be required to complete a facilities review, staff training and software certification as part of a Test Center authorization process prior to the delivery of ETS Tests and at other times when significant software or operational changes occur.

                 Sylvan shall correct any condition where in ETS's opinion, either security or operating procedures have not been correctly established or maintained. At ETS's request, Sylvan agrees to initiate immediately progressive disciplinary action with any Test Center to correct a condition. In the event that any such condition is not corrected by Sylvan within twenty-five (25) days after Sylvan receives ETS's written notice of need for remedial action, ETS reserves the right where, in ETS's sole opinion, the severity of the condition so warrants, at the express written direction or approval of an ETS Executive Vice President or ETS's President, to terminate immediately the Test Center's authorization to deliver ETS Tests, upon the delivery of written notice of termination to Sylvan.

         5.4     Maintaining Market Capacity

                 5.4.1 If a Test Center ceases operating or loses its authorization to administer Tests, or if a Test Center, which Sylvan represented in writing to ETS as a Test Center to be opened, does in fact not open, for whatever reason, by the time requested by ETS, Sylvan will open and establish an alternative Test Center within fifty (50) miles (81 km) of the represented Test Center location within forty-five (45) days following the closing or represented opening date. However, if a Test Center serving a market or area ceases operating or loses its authorization to administer Tests, and that market is also served by another Test Center located within fifty (50) miles (81 km) of the Test Center that ceased operations, Sylvan shall be required to open and establish an alternative Test Center only if the market is then dete rmined by ETS to be under served after the closing of the Test Center.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 Notwithstanding the above, Sylvan agrees that if the closed Test Center was specifically designated as one that was requested by an ETS Client, Sylvan shall immediately open a replacement Test Center, as near to the location of the closed Test Center, as is possible.

         5.4.2 If an Examinee has paid a surcharge to take a Test in a market or area served by a Test Center and is unable to do so due to lack of adequate Sylvan capacity under the circumstances described in Section 5.4.1, and ETS must refund such surcharge to the Examinee, Sylvan shall be liable for and shall reimburse ETS for all of such surcharges refunded.

         5.4.3 If Sylvan fails to comply with any of the requirements contained in Section 5.4, ETS shall then be free to procure the needed capacity itself or through other parties.

     5.5 Training, Staffing and Support

         Sylvan will provide all training to ETS approved standards for Test Centers' staff, as well as assure that the correct administrative procedures and schedules are followed. Sylvan will communicate at least quarterly in writing to the Strategic Development Committee and ETS about progress and problems during the course of this Agreement, including but not limited to the status of Test Center operations, completed training and retraining activities, disciplinary actions with Test Centers and the resulting Test Center's actions.

         Sylvan will provide all staff required to administer the tests in strict accordance with the procedures detailed in the most current Strategic Development Committee report approved by ETS, including procedures to operate the test administration and delivery software, to complete security identification of all Examinees, to operate the Test Center while maintaining appropriate system and test security, to secure Examinees responses to appropriate ancillary questionnaires, and to return all proprietary and confidential materials to ETS.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

    5.6  Scheduling, Collection of Test Fees and Administration

         Sylvan will use the ETS Scheduing Algorithm, based upon existing parameters, or future parameters to be mutually agreed upon, to schedule appointments for testing, and in accordance with ETS procedures, administer ETS Tests to Examinees who have either preregistered with ETS or completed the proper registration procedure (including payment of the proper registration fees payable to ETS). Examinees taking ETS Tests will be given priority in scheduling of tests over Examinees taking non-ETS tests. On a test by test basis, ETS may direct that Examinees taking ETS Tests be allowed to view their score on-screen upon their completion of the ETS Test.

         Sylvan and its Test Centers will use their best efforts to schedule all Examinees taking ETS Tests so that the administration of their Tests fail within the Test Center's regular operating hours.

         ETS, in consultation with the Strategic Development Committee, shall determine the form in which fees for ETS Tests shall be paid at each Test Center and the manner in which they shall be collected. Sylvan shall comply with all such procedures established by ETS and the Strategic Development Committee and its compliance shall be subject to audit pursuant to Section 10.2. As long as Sylvan shall comply with the procedures for conversion and transmission of testing fees, all risk of loss (and gains arising) from fluctuations in currency conversion rates/deviation shall be borne by and inure to the benefit of ETS.

    5.7  Contract Compliance

         Sylvan will comply with all contractual obligations ETS has to ETS Clients with respect to ETS Tests delivered to Examinees at Test Centers, and such contractual obligations (including those hereinafter incurred) are incorporated herein by reference for all purposes.

         Sylvan agrees to follow the ETS approved directives of the Strategic Development Committee.

6.0  COVENANTS

    6.1  ETS's Covenants

         6.1.1 As long as no notice of termination or notice of non-renewal has been given by either party

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
                 hereunder, ETS agrees that Sylvan will be the exclusive provider of computerized commercial testing capacity to ETS for all secure ETS testing programs outside the United States, Canada and their territories. If either party shall have given notice of termination or notice of non-renewal, as provided elsewhere herein, ETS shall be free to establish or contract with third parties to establish Test Centers anywhere without restriction.

                 Notwithstanding anything in this Agreement to the contrary and regardless of the fact that neither party has given notice of termination or notice of non-renewal, Sylvan understands and agrees that ETS may procure needed services and/or capacity itself or through other parties pursuant to subsections 4.4 and
                 5.4.3 and Sylvan agrees to coordinate its efforts with ETS and another party selected by ETS.

    6.2  Sylvan's Covenants

         6.2.1.  Security:

                 Sylvan shall subject all ETS Tests to security procedures that ensure that Examinees have access to the ETS Tests only during testing, and that neither an ETS Test nor any part of it shall be disclosed or made available to any person who is not subject to confidentiality and nondisclosure obligations regarding same.

         6.2.2.  Sylvan's Covenant Not to Compete:

                 Sylvan covenants and agrees that during the term of this Agreement and, if this Agreement is terminated in accordance with the provisions of Section 14 or not renewed in accordance with Section 3, for a period of two (2) years after termination or expiration of this Agreement, it will not engage as an owner, operator, joint venturer or in any other capacity in a business (i) offering computer-based testing services or facilities to any entity, person, company or organization that is or has been at any time during the term of this Agreement an ETS

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 Client, or (ii) offering a test or tests that are in direct competition with any tests offered by ETS or an ETS Client. Sylvan acknowledges that ETS's remedy at law for Sylvan's breach of this Section 6.2.2 would be inadequate and that, accordingly, in such event, ETS shall be entitled to immediate injunctive relief to enforce the terms of this Section.

                 Sylvan agrees that within five months from the date of this Agreement and at all times thereafter, Sylvan will require that all of its officers and employees who are participants in any stock option plan maintained by Sylvan, execute a non-compete agreement containing a covenant that prohibits the employee, during the term of his or her employment and for a period of two (2) years after termination of employment, from engaging in, as an owner, employee, operator or in any other capacity, a business (i) offering computer-based testing services or facilities to any entity, person, company or organization that is or has been at any time during the term of employment an ETS Client; (ii) offering a test or tests that are in direct competition with any tests offered by ETS or an ETS Client. Further, Sylvan agrees that effective upon execution of this Agreement, Sylvan will require that (i) all persons who subsequently become officers and employees who are participants in any stock option plan maintained by Sylvan and (ii) Chris Hoehn-Saric and Douglas Becker, shall execute an agreement that prohibits the employee, during the term of his or her employment and for a period of two (2) years after termination of employment, from offering coaching (as described in Section
                 15) with respect to any ETS Test being administered at a test center under this Agreement. Further, the non-compete agreement will contain a provision deeming ETS to be a third-party beneficiary of such agreement, and entitling ETS to such rights and remedies of enforcement as are available at law or in equity, including injunctive relief.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 6.2.3.   Force Majeure:

                          If, as a result of an occurrence not occasioned by the conduct of either party hereto, such as an act of God, act or failure to act by a third party, weather, riot, civil commotion, war, intervention of public authorities, work stoppage, interruption of utility service, or any other comparable event (an "Extraordinary Event") , a party is temporarily unable to perform, in whole or in part, any of that party's obligations under this Agreement, that party's obligation to perform shall be correspondingly suspended or delayed, as the case may be, so long as the Extraordinary Event shall exist. Within seventy-two (72) hours after the Extraordinary Event no longer exists, the affected party shall submit a plan to the other party describing how performance will be restored or achieved. Within forty-eight (48) hours of receipt of the plan, the other party shall respond with any objections it may have to such plan and thereafter the parties shall attempt to negotiate in good faith any appropriate changes to the plan.

                 6.2.4.   Sylvan's Key Personnel

                          No replacement of the key personnel in their capacities listed below shall be made without prior written notice to ETS. Sylvan shall notify ETS in writing reasonably in advance of the proposed replacement and shall submit justification for the proposed replacement in sufficient detail to permit evaluation of the impact on Sylvan's responsibilities hereunder.

                               Name                         Title

                          Chris Hoehn-Saric             Chairman and Chief
                                                        Executive Officer

                          Douglas Becker                President

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 6.3      Capabilities of the Parties

                          Neither Sylvan nor ETS will develop capabilities provided by the other without first informing and consulting with the party providing the services that would be duplicated. Each party will use their best efforts to periodically inform the other party of discussions or contacts with potential clients who might utilize the services of the other party.

         7.0     CAPITAL, FEES, COMPENSATION, TAXES AND REIMBURSEMENT

                 Sylvan agrees to secure and provide whatever capital is required for establishing and maintaining the Test Centers.

                 All monetary amounts (whether stated in this Section or elsewhere in this Agreement), prices, and payments are in United States dollars, unless otherwise specifically stated.

                 For the services to be provided hereunder by Sylvan, ETS agrees to pay Sylvan in the following manner:

                 7.1       Cost Plus Compensation

                           The parties agree that Sylvan's compensation under this Agreement shall equal the sum of 1) Sylvan's Permitted Costs (as defined in Section 7.4) plus an amount equal to 10% of such Permitted Costs, and 2) ETS's share of Sylvan's Cost of Capital (as defined in Section 7.5) which shall be payable as hereinafter described.

                 7.2       Payments During First Four Years

                           Upon approval by ETS of the report of the Strategic Development Committee covering establishment and administration of the international network of Test Centers during calendar 1994, 1995, 1996, and 1997, and approval by ETS of Sylvan's estimates of Permitted Costs and Cost of Capital for such four year period, the parties shall calculate a "Test Hour Fee." The Test Hour Fee shall be determined by dividing (i) the sum of Sylvan's estimates, as approved by ETS, of the amount of its Permitted Costs for such four-year period plus 10% of such Permitted Costs plus its Cost of Capital by (ii) the total number of Test Hours that ETS estimates will be used to administer ETS tests during the four-year period. No less often than annually during 1994, 1995, 1996 and 1997, the parties shall recalculate the Test Hour Fee by revising the volumes of tests, hours required per test, or costs used in the

                                     ETS (R)
                               [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
                 calculation pursuant to the procedures set forth in Section 4 of this Agreement.

                 Sylvan shall submit invoices to ETS within 30 days after the end of each calendar quarter, commencing with the quarter in which the first ETS Test is administered in a Test Center. Such invoices shall itemize the number of Test Hours by ETS testing program, by Test Center and by administration dates. ETS shall pay each such invoice within 30 days after receipt.

                 Sylvan shall provide ETS quarterly reports itemizing its actual Permitted Costs and Cost of Capital during the four-year period. As soon as practical after December 31, 1997, Sylvan shall prepare a final report detailing its actual Permitted Costs and its Cost of Capital for the years 1994, 1995, 1996 and 1997, and the actual number of Test Hours used in administering ETS Tests in Test Centers during the four-year period. Using this report, Sylvan shall determine whether its actual Permitted Costs plus 10% of such Permitted Costs plus its Cost of Capital for the four-year period exceed or are less than the aggregate amount previously paid to Sylvan by ETS pursuant to the procedures outlined above in this Section 7.2. If there is such an excess, Sylvan shall submit an invoice to ETS in the amount of the excess, which shall be paid by ETS within 30 days after receipt. If Sylvan has been overpaid by ETS, Sylvan shall repay such overpayment amount to ETS no later than March 31, 1998.

         7.3     Payments During Remainder of Agreement

                 For all years beginning on or after January 1, 1998, based on annual cost estimates approved by ETS, ETS shall pay Sylvan for Sylvan's actual Permitted Costs plus 10% of such Permitted Cost plus its Cost of Capital. Sylvan shall.calculate these costs on a calendar quarterly basis and submit an itemized invoice to ETS therefor within 30 DAYS AFTER THE END OF EACH calendar quarter. ETS shall pay each such invoice within 30 days of receipt. Sylvan will prepare an annual reconciliation of Pe = itted Costs and Cost of Capital within 45 days after the end of the calendar year and the appropriate party will pay the other to the extent of any over payments or under payments within 30 days after receiving such reconciliation.

                                     ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         7.4     Definition of Sylvan's Permitted Costs.

                 Permitted Costs for purposes of this section 7 shall include the following:

                 7.4.1 All costs incurred by Sylvan that are directly attributable to the provision of services to ETS or a particular ETS Client and that would not have been incurred but for the provision of such services ("Nonallocable Costs").


                 7.4.2 ETS's share of all costs (other than Nonallocable Costs) incurred by Sylvan in establishing and operating the Test Centers ("Allocable Costs"), including but not limited to rents, salaries and benefits of employees assigned to the Test Centers, compensation paid to any third parties/agents or operators of test Centers, insurance, duties, utilities, supplies, depreciation and amortization of capitalized items and expenditures for non-capital items, taxes that are classified under generally accepted accounting principles as business expenses, but specifically excluding (i) taxes that are not classified as business expenses under generally accepted accounting principles (such as but not limited to income and sales/services taxes) and (ii) Sylvan's share of any uninsured losses incurred by Sylvan under Section 5.2. Allocable Costs shall also include the cost of services (such as data services, technical systems, scheduling, training and accounting) provided to the Test Centers by Sylvan. Allocable costs shall not include the capital invested or advanced by Sylvan to establish or operate Test Centers, those amounts, as adjusted, being taken into account under the calculation of Sylvan's Cost of Capital under Section 7.5. ETS's share of Allocable Costs for a particular period shall be determined by multiplying the Allocable Costs for the period by the percentage derived from dividing the number of Test Hours used to administer ETS Tests during the period by the number of Test Hours used to administer all tests during the period.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 7.4.3 The cost of services provided by Sylvan shall be the actual cost of such services, but shall include an appropriate allocation of Sylvan's general and administrative expense, as approved by ETS. Costs incurred by Sylvan in providing access to its International Smarts Centers and the associated technical infrastructure will not be taken into account in determining Sylvan's costs for purposes of this Section 7. If ETS provides services in connection with the delivery of ETS Tests, ETS shall not be reimbursed for the cost of such services. If ETS provides services in connection with the delivery of tests for testing clients other than ETS Clients, ETS shall be reimbursed for the actual cost of such services, plus 10 percent. Services provided by ETS, whether with or without charge to Sylvan, shall not be taken into account in determining Allocable Costs or Nonallocable Costs.

         7.5     Definition of Cost of Capital

                 Sylvan's Cost of Capital shall be deemed to be Citibank's prime rate of interest, as in effect on the first day of each calendar quarter and computed on a quarterly basis, times the average outstanding balance of Sylvan's Capital Account during the calendar quarter (which average shall be calculated by dividing by three the sum of the month-end Capital Account balances for each of the months in the quarter), divided by four. Sylvan's Capital Account shall be the amounts advanced from time to time by Sylvan (in the form of equity or loans) to establish, equip and operate the Test Centers, and shall be decreased by any and all cost. reimbursement payments made by ETS under Sections 7.2 and 7.3. Any single addition to Sylvan's Capital Account in excess of $50,000 must be approved by ETS. ETS's share of Sylvan's Cost of Capital for the particular period shall be determined by multiplying Sylvan's Costs of Capital for the period by the percentage derived from dividing the number of Test Hours used to administer ETS Tests during the period by the number of Test Hours used to administer all tests during the period. For purposes of this Section 7, Sylvan's Capital Account shall include only that capital invested or advanced by Sylvan that is properly allocable to the establishment or operation of Test Centers administering ETS tests, and only such amounts as are then dedicated for those purposes.

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         7.6 No costs shall be taken into account more than once for purposes of this Section 7.

         7.7 All costs taken into account for purposes of this Section 7 shall be determined in accordance with generally accepted accounting principles.

         7.8 Notwithstanding anything in this Agreement to the contrary, Sylvan agrees that Sylvan shall be solely responsible for collecting, paying, and filing for any and all taxes, such as but not limited to sales taxes, value added taxes, and income taxes, incurred by Sylvan under this Agreement.

         7.9 All costs, terms, and benefits granted by Sylvan herein are comparable to or better than the equivalent terms being offered by Sylvan to any present customer. If Sylvan shall, during the term of this Agreement, enter into arrangements with any other customer providing greater benefits or more favorable terms, this Agreement shall thereupon be deemed amended to provide the same to ETS.

    8.0  OWNERSHIP

         8.1 Sylvan acknowledges and agrees that ETS holds all proprietary rights, including, but not limited to, copyright, trade secret, and patent in the ETS OWNED Technologies and Materials, which will be provided to and/or used by Sylvan to perform its responsibilities under this Agreement. ETS Owned Technologies and Materials shall include any hardware or software that Sylvan utilizes which is supplied by ETS.

         8.2 Sylvan acknowledges that, except for the right to use the ETS Owned Technologies and Materials, in accordance with the terms of this Agreement, no proprietary rights in the ETS Owned Technologies and Materials are granted to Sylvan pursuant to this Agreement. Neither Sylvan nor any third party who obtains access to the ETS owned Technologies and Materials shall (i) reproduce, distribute, disclose or create derivative works based upon the ETS Owned Technologies & Materials or (ii) reverse-engineer, decompile, disassemble or in any way attempt to create source code from Certain Portions of the ETS Computer-Based Testing System. Sylvan shall assume full responsibility and liability for any acts taken by a third party in violation of this Section.

         8.3 Sylvan shall not make any changes or modifications in the ETS-Owned Technologies and Materials without the

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
                 prior written consent of ETS. In the event Sylvan makes any such changes or modifications, whether authorized or unauthorized, all title and ownership rights to such modifications or enhancements shall vest in ETS.

                 ETS may make such changes or modifications to the ETS-Owned Technologies and Materials as, in its sole discretion, it deems appropriate. ETS is under no obligation to make any modifications upon the ETS-Owned Technologies and Materials. In the event ETS develops any modifications or enhancements, all title and ownership rights to such modifications or enhancements shall vest in ETS.

         8.4 Sylvan also understands and agrees that ETS, EDUCATIONAL TESTING SERVICE, and the ETS logo are the registered trademarks of ETS, registered in the U.S.A., and in many other countries. Sylvan agrees not to use, reproduce, copy or create materials bearing the ETS name or the ETS registered trademarks for promotional or other purposes, without ETS's advance written approval and review of such materials.

    9.0  CONFIDENTIALITY AND SECURITY

         Sylvan acknowledges and agrees that, during the term of this Agreement, certain information which is proprietary and confidential to ETS shall be disclosed to Sylvan and its employees.

         Sylvan agrees that such ETS Proprietary and Confidential Information, including Examinee data, is disclosed to Sylvan in trust and that it will not disclose the ETS Proprietary and Confidential Information to any third party without ETS's prior written consent. When the ETS Proprietary and Confidential Information is not in use, Sylvan agrees to keep the ETS Proprietary and Confidential Information in a secure, locked location.

         Sylvan also agrees that it will disclose the ETS Proprietary and Confidential Information only to employees of Sylvan with a need to know such ETS Proprietary and Confidential Information.

         Sylvan agrees that it will use the ETS Proprietary and Confidential Information for the sole purpose of performing its responsibilities in connection with this Agreement. Upon either the termination or expiration of this Agreement, Sylvan shall cease to use the ETS Proprietary and Confidential Information, shall remove all copies of Certain

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         Portions of the ETS Computer-Based Testing System from its machine-readable media, shall retrieve all copies of ETS Proprietary and Confidential Information from any third parties, and shall return all copies of Certain Portions of the ETS Computer-Based Testing System and other ETS Proprietary and Confidential Information to ETS.

         In the event that Sylvan uses vendors for either equipment or software installation and/or maintenance support, Sylvan agrees to have each such vendor sign a non-disclosure agreement to be supplied by ETS before permitting such vendors any access to Certain Portions of the ETS Computer-Based Testing System or the LAN-based PCs upon which Certain Portions of the ETS Computer-Based Testing System, Tests or Test data are stored.

         Sylvan agrees that all tests are subject to security procedures that ensure that Examinees have access to the test(s) only during testing, and that the test itself or any part of it shall not be disclosed or made available to any person who is not subject to confidentiality and nondisclosure obligations regarding same.

   10.0 ETS'S RIGHT TO AUDIT

         10.1    Technical and Security Audits

                 ETS reserves the right to send either announced or unannounced observers to perform either technical and/or security audits at Test Centers, Sylvan's corporate center, and other Sylvan sites or back-up sites, at any time, to observe/monitor operations during Test Center staff training sessions, administration of the tests, and pre-and post-testing periods, and to verify the Test Centers, security arrangements. Upon arrival at a site, the ETS observers will furnish proper identification.

         10.2    Financial Audit

                 ETS reserves the right to perform financial audits, during Sylvan's normal business hours, of Sylvan's financial records to verify Examinee counts, Sylvan's costs subject to the cost and compensation arrangements of Section 7, and Sylvan's collection and transmission of fees pursuant to Section 5.6.

    11.0 INSURANCE

         During the term of this Agreement, Sylvan shall procure and maintain with an insurance carrier comparably rated "A+"

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
         with a financial class of "15" determine by A.M. Best, the following kinds of insurance coverages in each of the countries in wnich Sylvan provides services to ETS under this Agreenent, with minimum limits set forth below. It is agreed that local coverages secured will be comparable to insurance requirements for the United States in all material respects, and that ETS may waive or adjust certain coverage requirements in certain countries.

         Line             Perils                          Minimum Limits

         Worker's         Statutory Worker's              Compensation
         Compensation     Compensation                    Statutory Coverage
         and Employers
         Liability

         General          a. Comprehensive               $1,000,000
         Liability           General Liability            Bodily Injury
                                                          $1,000,000
                                                          Property Damage

                          b. Premises-Operation           $1,000,000
                                                          Bodily Injury
                                                          $1,000,000
                                                          Property Damage

                          C. Personal Injury              $1,000,000
                                                          Bodily Injury

                          d. Contractual                  $1,000,000
                                                          Bodily Injury
                                                          $1,000,000
                                                          Property Damage

                          e. Independent                  $1,000,000
                             Contractor's                 Bodily Injury
                                                          $1,000,000
                                                          Property Damage

                          f. Owners Protective            $1,000,000
                          (which is Hold Harmless)        Bodily Injury
                                                          $1,000,000
                                                          Property Damage

         Umbrella         Excess of Primary               $9,000,000
         Liability        Policies Listed Above           Bodily Injury

                                                          $9,000,000
                                                          Property Damage

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

         At least thirty (30) days before any Test Center begins operating in a country, Sylvan shall furnish ETS with an insurance certificate evidencing the above coverage with respect to the Test Center and providing for at least ninety (90) days prior written notice of policy cancellation or modification.

         The certificates of insurance shall name ETS as an "Additional Insured" to reflect the fact that ETS has been named as an "additional insured" on the policy, and shall specify the country (or location if different) by name that the insurance is applicable to.

         The insurance specified herein shall be minimum requirements, and Sylvan is responsible for providing any additional insurance deemed necessary to protect Sylvan's interests from other hazards or claims in excess of the minimum coverage. The liability of Sylvan to ETS is not limited to Svlvan's insurance coverage, nor is this clause intended to limit Sylvan's liability in any way for other non-insurable risks.

  12.0.  HOLD HARMLESS

         12.1 Sylvan will indemnify and hold harmless ETS, its employees, guests, and visitors from any and all loss, damage, injury, costs, expenses or any other liability (including without limitation ETS's attorneys' fees) arising directly or indirectly out of Sylvan's services to ETS, clients, or third parties, including operation of Sylvan owned or leased equipment, acts of omission, commission, or negligence of Sylvan's employees or agents when engaged in carrying out its services, and the failure to comply with applicable laws, regulations and ordinances. Sylvan will assume responsibility and liability for ETS owned or leased equipment in its custody, including maintenance of, taxation of, defects in, and the return of same to the appropriate party.

         12.2 Sylvan agrees to waive and disclaim, and hereby waives and disclaims any right it may now or hereafter have against ETS, its agents, employees, successors and assigns for any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses of whatsoever kind and nature, in contract or tort, including, but not limited to ETS's strict liability in tort, arising out of the acceptance or rejection of the ETS Equipment and Software, the ownership of the ETS Equipment and Software during the term of this Agreement, and the delivery, possession, maintenance, uses, condition, return or operation of

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
                 the ETS Equipment and Software (including, without limitation, latent and other defects, whether or not discoverable by ETS or Sylvan and any claim for patent, trademark or copyright infringement).

         12.3 ETS will indemnify and hold Sylvan harmless from any and all loss, damage, injury, costs, expenses, or any other liability (including without limitation Sylvan's attorneys' fees) arising out of or in connection with the content, character, and/or validity of any test, and the test development and measurement provided for any ETS Client, by ETS, or in connection with any ETS developed test administered by Sylvan under this Agreement.

         13.0 NOTICES AND APPROVALS

         Any notices, approvals or other communications required or which may be given by either party to the other party under this Agreement, shall be in writing and may he sent by FAX, however the original shall be sent either by overnight courier express, with a verified receipt, registered or certified mail, postage prepaid and addressed to and at the address stated below or to such other address as the parties shall subsequently designate to each other by notice given in accordance with this Section. Such notice or approval shall be deemed to be sufficiently given when the original is received by the receiving party.

         FOR ETS:                    EDUCATIONAL TESTING SERVICE
                                     Rosedale Road
                                     Princeton, NJ 08541
                                     ATTENTION: Russell W. Martin, Esq.
                                     CC: Candus K. Hedberg

         FOR SYLVAN:                 SYLVAN LEARNING SYSTEMS, INC.
                                     9135 Guilford Road
                                     Columbia, MD 21046
                                     ATTENTION: 0. Steven Jones
                                                General Counsel
                                     CC: R. Christopher Hoehn-Saric, CEO

         14.0    TERMINATION

                 14.1     Termination for Cause:

                 This Agreement may be terminated by either party only for good cause (good cause being a material breach of an obligation or responsibility imposed upon a party by this Agreement) and only after notice and opportunity to cure has been given. With respect to a monetary

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE
                 default, the notice must provide for an opportunity to cure of at least ten (10) days following receipt of the notice. With respect to non-monetary defaults, the notice must provide for an opportunity to cure of at least thirty (30) days following receipt of the notice. If the party receiving the notice has not cured the breach before the cure date stated in the notice, only then may the party giving the notice terminate this Agreement by giving the party in breach a written termination notice, stating the date on which termination is to be effective. Any such termination shall have no effect upon any payments remaining due under this Agreement, all of which shall become immediately due and payable on the termination date.

         14.2    Changes in Sylvan's Business or Financial Condition

                 Notwithstanding anything contained in this Agreement to the contrary, ETS reserves the right to treat as good cause for immediate termination of this Agreement under Section 14.1 above, any of the following events:

                 a.       Sale of Sylvan's Assets:

                          The sale of all or substantially all of Sylvan's assets to a single purchaser or to a group of purchasers.

                 b.       Control of Sylvan's Voting Stock:

                          The acquisition or accumulated ownership (by virtue of Sylvan's repurchase of its shares, or by merger, consolidation or acquisition etc.) of more than 50% of Sylvan's outstanding voting corporate shares by any single person or entity, or by a group of affiliated persons or entities as defined by Rule 12b-2 of the rules of the Securities and Exchange Commission.

                 C.       Sylvan's Insolvency or Bankruptcy:

                          1) if Sylvan shall be declared either insolvent or bankrupt;

                          2) if a petition is filed in any court and not dismissed in sixty (60) days to declare Sylvan bankrupt or for a reorganization under the Bankruptcy Law or any similar statute; or

                          3) if a Trustee in Bankruptcy or a Receiver or similar entity is appointed for Sylvan.


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                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE

                 d.       Termination of Sylvan's Business:

                          Sylvan's bona fide decision to terminate its business and liquidate its assets.

    15.0 PROHIBITION AGAINST COACHING

         During the term of this Agreement and for a period of 180 days after the termination or completion of this Agreement:

         a. Neither Sylvan, nor any Test Center (whether owned, leased, or franchised), nor any employee or independent contractor of Sylvan or any Test Center, will develop or offer any coaching advice, assistance, service, software, or materials (including those developed by any third party) for the tests being administered under this Agreement; and

         b. Neither Sylvan nor any Test Center (whether owned, leased, or franchised), will sublet, rent to, or make space available to any third party that offers coaching advice, assistance, service, software, or materials, for the tests being administered under this Agreement.

                 Each Test Center staff member administering the tests covered by this Agreement shall be required to sign with Sylvan an ETS provided agreement, stating that they agree to be bound by the terms of this provision and Sylvan will take all steps necessary to enforce said agreements.

    16.0 CONFLICT OF INTEREST

         No Test Center staff administering the tests covered by this Agreement, shall take a test covered by this Agreement for a period of one hundred eighty (180) days following the last improvement in any aspect of the administration of such a test.

         No Test Center staff shall handle materials for the administration of or administer a test covered by this Agreement, for a period of ninety
         (90) days prior to the date of a test administration that involves either a household or immediate family member.

         Each Test Center staff member administering the tests covered by this Agreement shall be required to sign with Sylvan an ETS provided agreement, stating that they agree to be bound by the terms of this provision and Sylvan will take all steps necessary to enforce said agreements.


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

    17.0 USE OF NAMES, LOGOS, TRADEMARKS

         17.1 ETS shall not use Sylvan's name, logos, or trademarks, without the prior written consent of Sylvan.

         17.2 Sylvan shall not use ETS's name, logos, or trademarks, without the prior written consent of ETS.

    18.0 STANDARDS OF CONDUCT

         It is the policy of ETS not to discriminate on the basis of race, ethnic background, creed, age, or sex. Accordingly, by executing this Agreement, Sylvan agrees not to permit any of its agents or employees to behave, either through speech or conduct, in a manner that could reasonably be construed as offensive to members of any such group or otherwise to be in violation of the aforesaid policy whether or not such conduct is proscribed by applicable law.

    19.0 PROHIBITION ON GIFTS AND GRATUITIES

         Sylvan warrants that it has not offered or given, and will not offer or give to any employee, or representative or immediate family member of an ETS employee a payment, gratuity, personal service, entertainment or gift, other than novelty advertising items (i.e., pencils, pens, clipboards, cups) of a nominal value. Any such offerings may be construed as Sylvan's attempt to improperly influence decisions at ETS, and Sylvan agrees that ETS may, by written notice to Sylvan, terminate this Agreement if it is found by ETS that Sylvan has violated this provision. In the event this Agreement is terminated by ETS pursuant to this provision, ETS shall be entitled, in addition to any other rights and remedies, to recover or withhold the amount of the cost incurred by Sylvan in providing such gratuities.

    20.0 EQUAL OPPORTUNITY

         Sylvan shall comply with all applicable provisions of Section 202 of Executive Order 11246 (Equal Employment Opportunity) dated 9/24/65 and subsequently amended.

    21.0 FAIR LABOR STANDARDS ACT

         Sylvan shall comply with all applicable requirements of the Fair Labor Standards Act of 1938, as amended.

    22.0 COMPLIANCE WITH LAW

         Sylvan and all Test Centers shall, in the performance of this Agreement, comply with all applicable foreign, federal,


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

         state, and local laws now and hereafter in effect (including but not limited to the Foreign Corrupt Practices Act; the anti-boycott regulations; the Trading with the Enemy Act; the International Emergency Economic Powers Act; and any applicable export control regulations, including obtaining any required export licenses).

    23.0 LAWS GOVERNING

         This Agreement and any disputes, controversies or claims arising out of, or relating to, or having any connection with this Agreement shall be governed by the laws of the State of New Jersey, now and hereafter in effect. Notwithstanding the above, any disputes relating to the implementation or interpretation of Section 28.0, "Arbitration", including but not limited to the authority of the court to grant provisional or interim relief in aid of arbitration, shall be governed by the federal law applicable in the federal courts in New York.

    24.0 INDEPENDENT CONTRACTOR

         Under this agreement, Sylvan agrees that it will perform as an independent contractor, and not an agent or employee of ETS.

         Nothing in this Agreement shall be construed as having established a joint venture, a partnership, an agency, or any similar relationship between the parties.

    25.0 SURVIVAL BEYOND COMPLETION

         It is mutually agreed that any term or provision, including but not limited to, 6.2.2 (Sylvan's Covenant Not to Compete), Sections 8 (Ownership), 9 (Confidentiality and Security), 10 (ETS's Right to Audit), 12 (Hold Harmless), 15 (Prohibition Against Coaching), 16 (Conflict of Interest), and 17 (Use of Names, Logos, Trademarks), which by its nature would survive any termination, cancellation, or expiration of this Agreement, shall survive any termination, cancellation, or expiration of this Agreement.

    26.0 ASSIGNMENT

         Sylvan agrees not to assign this Agreement without the prior written approval of ETS. Sylvan agrees to obtain ETS's prior written approval of the proposed incorporation of any subsidiary. Sylvan agrees not to assign any part of this Agreement or any Sylvan responsibility thereunder, without the prior written approval of ETS. Any such request for approval of a proposed assignment, shall be accompanied by


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

         a copy of the proposed contract between Sylvan and the proposed assignee/subcontractor.

    27.0 MODIFICATIONS

         This Agreement can be modified only by a writing signed by both parties.

    28.0 ARBITRATION

         This Agreement and any disputes, controversies or claims arising out of, or relating to, or having any connection with this Agreement shall be submitted to binding arbitration in the City of Newark, New
         Jersey, under the rules then prevailing of the American Arbitration Association. Judgment upon any award made in such arbitration may be entered and enforced in any court of competent jurisdiction. Notwithstanding the above, any disputes regarding or petitions for provisional or interim relief in aid of arbitration shall be submitted to the jurisdiction of the federal courts of the Southern District of New York and neither party shall seek to remove or dismiss on jurisdictional grounds any such action brought in such court by the other party.

    29.0 ENTIRE AGREEMENT

         This Agreement constitutes and expresses the entire Agreement and understanding between the parties hereto in reference to all the matters herein referred to, all previous discussions, promises, representations, and understandings relative thereto, if any, had between the parties hereto, being herein merged.


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

         IN WITNESS WHEREOF, the parties hereunder have executed this Agreement with the intent that it become effective as of April 1, 1994.


   SYLVAN LEARNING SYSTEMS, INC.            EDUCATIONAL TESTING SERVICE

   By    /s/ R. CHRISTOPHER HOEHN-SARIC     By    /s/ ERNEST J. ANASTASIO
         -------------------------------          -------------------------
         R. Christopher Hoehn-Saric               Ernest J. Anastasio

   Title Chief Executive Officer            Title Executive Vice President
         -------------------------------          ------------------------
   Date  April 13, 1994                     Date  April 13, 1994
         -------------------------------          ------------------------




   Attest: /s/ O. STEVEN JONES              Witness /s/ RUSSELL W. MARTIN
           ------------------------------           -----------------------
           O. Steven Jones                          Russell W. Martin

   Title   Assistant Secretary              Title   Assistant General Counsel
           -------------------------------          -------------------------
   Date    April 13, 1994                   Date    April 13, 1994
           -------------------------------          --------------------------

   SLS-Lf

                                    ETS (R)
                              [LOGO APPEARS HERE]
                          EDUCATIONAL TESTING SERVICE